                                                                     Exhibit 21


                                  SUBSIDIARIES

                                                      Jurisdiction of
               Name                                   Incorporation

Dirt Devil, Inc. (1)                                       Ohio

Royal Appliance Receivables, Inc. (1)                      Ohio

Royal Appliance FSC, Inc. (1)                              U.S.V.I.

Royal Appliance International Co. (1)                      Delaware

RADDCO, S.A. DE C.V. (1)                                   Mexico

Royal Vacuum Cleaner Co. (1)                               Ohio

Royal Appliance Luxembourg S.A.H. (2)                      Luxembourg

DD Interactive, Inc. (1)                                   Ohio

Privacy Technologies, Inc. (1)                             Ohio


LaunchPad Partners, Inc. (1) (3)                           Ohio


(1)      Company is a wholly-owned subsidiary of the Registrant.

(2)      Company is a wholly-owned subsidiary of the Royal Appliance
         International Co.

(3)      Subsequent to December 31, 2001, name changed to Product Launch
         Partners, Inc.


                                       42